Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------


            THIS EMPLOYMENT AGREEMENT between AptarGroup, Inc., a Delaware corporation (the "Company"), and Peter Pfeiffer (the "Executive") is entered into on October 17, 2007.

            WHEREAS, the Executive and Ing. Erich Pfeiffer GmbH, an indirect wholly-owned subsidiary of the Company (the "German Subsidiary"), are parties to an Employment Agreement dated April 22, 1993 (the "Existing German Employment Agreement") and to a Pension-Scheme Arrangement dated April 22, 1993, as amended by the Supplement to the Pension Scheme Agreement dated October 16, 2001 (the "Existing Pension Scheme");

            WHEREAS, the Executive has given notice to the German Subsidiary that the Existing German Employment Agreement is to be terminated on April 21, 2008; and

            WHEREAS, the Company and the Executive desire that (i) the Executive be employed by the Company as its Chief Executive officer, effective January 1, 2008, pursuant to the terms of this Agreement, (ii) the Executive continue in his position as Managing Director of the German Subsidiary pursuant to the terms of a new employment agreement between the German Subsidiary and the Executive (the "New German Employment Agreement") to be effective January 1, 2008, (iii) the Existing German Employment Agreement be terminated on January 1, 2008, rather than April 21, 2008, and (iv) the Existing Pension Scheme be amended by a Supplement to the Pension Scheme Arrangement to be effective as of the date thereof (the Existing Pension Scheme, as so amended, is referred to herein as the "Pension Scheme").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

          1. Employment. The Company shall employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and subject to the conditions set forth herein for the period beginning on January 1, 2008 and ending on December 31, 2010, unless earlier terminated pursuant to Section 4 hereof; provided, however, that such term shall automatically be extended as of each December 31, commencing December 31, 2008, for one additional year unless either the Company or the Executive shall have terminated this automatic extension provision by written notice to the other party at least 30 days prior to the automatic extension date; and provided further that in no event shall such term extend beyond June 28, 2013. The term of employment in effect from time to time hereunder is hereinafter called the "Employment Period."

          2. Position and Duties. During the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of an executive serving in such position, subject to the direction of the Board of Directors of the Company (the "Board"). The Executive shall have the title of President and Chief Executive Officer and shall report to the Board. During the Employment Period, the Executive shall devote his best efforts and his full business time to the business and affairs of the Company and its subsidiaries. During the Employment Period, the Executive shall remain a resident of the Federal Republic of Germany and shall perform his services pursuant to this Agreement and pursuant to the New German Employment Agreement at such locations, and for such periods of time at each location, as the Board shall direct, including, without limitation, at the offices of the Company located in Crystal Lake, Illinois and the offices of the Company's subsidiaries located in St. Germain-en-Laye, France and in Radolfzell, Germany.



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          3. Compensation and Benefits. (a) In consideration for the performance of the Executive's services to the Company and its subsidiaries, the Executive shall be paid a salary during the Employment Period, in monthly installments, initially at the rate of $750,000 per annum. The Board or the Compensation Committee of the Board (the "Compensation Committee") may, in its sole discretion (i) increase (but not decrease) such salary from time to time and
(ii) award a bonus to the Executive for any calendar year during the Employment Period.

          (b) The Executive shall be reimbursed for all reasonable expenses incurred by him in the course of performing his duties to the Company and its subsidiaries which are consistent with the Company's policies in effect from time to time.

          (c) During the Employment Period, the Executive shall be entitled to participate in the Company's executive benefit programs at the level of Chief Executive Officer, which programs consist of those benefits (including insurance, company car or car allowance and/or other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board or the Compensation Committee. Notwithstanding the foregoing, (i) in view of the pension benefits provided to the Executive pursuant to the Pension Scheme, the Executive shall not be entitled to participate in the AptarGroup Pension Plan or Supplemental Retirement Plan and (ii) in view of the medical and life insurance coverage provided by the social security system of the Federal Republic of Germany, the Executive shall not be entitled to participate in the medical and life insurance programs sponsored by the Company. The Executive shall be entitled to 30 days of paid vacation per calendar year. Any paid vacation days provided to the Executive pursuant to the New German Employment Agreement shall be credited against the number of paid vacation days provided pursuant to this
Section 3(c).

          (d) In addition to participation in the Company's executive benefit programs pursuant to Section 3(c) hereof, the Executive also shall be entitled to (i) the benefits provided by the Pension Scheme and (ii) the benefits required to be provided to the Executive by any subsidiary of the Company pursuant to the laws applicable to such subsidiary. The Company hereby unconditionally guarantees the payment of all benefits required to be paid by the German Subsidiary to the Executive pursuant to the terms of the Pension Scheme.

          (e) The Executive's salary and bonus shall be paid to the Executive, the Executive's expenses shall be reimbursed and the Executive's benefits shall be provided (i) by the Company pursuant to the terms of this Agreement, (ii) by the German Subsidiary, including pursuant to the terms of the New German Employment Agreement, (iii) by another subsidiary of the Company or (iv) by a combination of the foregoing. Such payments, reimbursements and benefits shall be allocated, as determined by the Board, among the Company and its subsidiaries according to the services performed, and the expenses incurred, by the Executive for, or on behalf of, the Company and its subsidiaries. To the extent that any subsidiary of the Company, including, without limitation, the German Subsidiary, pays to the Executive any amount of salary, bonus or other compensation, reimburses the Executive for any expenses or provides the Executive with any benefits, such payment, reimbursement or benefit shall be credited against the Company's obligation to make such payment or reimbursement or provide such benefit pursuant to the terms of this Agreement.


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          4. Termination of Employment. (a) The Employment Period shall end upon the first to occur of: (i) the expiration of the term of this Agreement pursuant to Section 1 hereof, (ii) retirement of the Executive ("Retirement"), (iii) termination of the Executive's employment by the Company on account of the Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months ("Termination for Disability"), (iv) termination of the Executive's employment by the Company for Cause ("Termination for Cause"), (v) termination of the executive's employment by the Company other than a Termination for Disability or a Termination for Cause ("Termination Without Cause"), (vi) the Executive's death or (vii) termination of the Executive's employment by the Executive for any reason following written notice to the Company at least 90 days prior to the date of such termination ("Termination by the Executive"). All references in this Agreement to the Executive's termination of employment and to the end of the Employment Period shall mean a separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony involving moral turpitude, (ii) the commission of a fraud, (iii) the commission of any act involving dishonesty with respect to the Company or any of its subsidiaries or affiliates, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, (v) breach of any provision of Section 5 or Section 6 hereof or (vi) any other breach of this Agreement which is material and which is not cured within 30 days following written notice thereof to the Executive by the Company.

          (c) If the Employment Period ends for any reason set forth in Section 4(a), except as otherwise provided in this Section 4, the Executive shall cease to have any rights to salary, bonus (if any) or benefits hereunder, other than
(i) any unpaid salary accrued through the date of such termination; (ii) any bonus payable, but only if such termination occurs during the third or fourth quarter of the Company's fiscal year, such bonus to be prorated in accordance with Company policy; (iii) any unpaid expenses which shall have been incurred as of the date of such termination, which expenses shall be substantiated by the Executive and reimbursed by the Company promptly following such substantiation and in any event by the end of the Executive's taxable year next following his taxable year in which the Executive incurred such expenses; (iv) to the extent provided in any benefit plan in which the Executive has participated, any plan benefits which by their terms extend beyond termination of the Executive's employment; and (v) any payments or benefits to be provided to the Executive by the German Subsidiary, including pursuant to the terms of the New German Employment Agreement, or required to be provided to the Executive by any subsidiary of the Company pursuant to the laws applicable to such subsidiary, following, or in connection with, the termination of the Executive's employment. Notwithstanding the foregoing, if the Employment Period ends on account of Termination by the Executive other than for Good Reason (as defined in Section 4(i) hereof) pursuant to Section 4(h) hereof or Termination for Cause, the Executive shall not be entitled to any unpaid bonus accrued through the date of such termination. The termination payments and benefits specified by this
Section 4 shall be made or provided to the Executive (i) by the Company pursuant to the terms of this Agreement, (ii) by the German Subsidiary pursuant to the terms of the New German Employment Agreement, (iii) by another subsidiary of the Company or (iv) by a combination of the foregoing. Such payments and benefits shall be allocated, as determined by the Board, among the Company and its subsidiaries according to the services performed by the Executive for the Company and its subsidiaries. To the extent that any termination payment or benefit is made or provided to the Executive by a subsidiary of the Company, including, without limitation, the German Subsidiary, including pursuant to the terms of the New German Employment Agreement, such payment or benefit shall be credited against the Company's obligation to make such payment or to provide such benefit pursuant to the terms of this Agreement.


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


          (d) If the Employment Period ends on account of Retirement, the Executive shall receive no amounts and no benefits other than the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in Section 4(c) hereof.

          (e) If the Employment Period ends on account of Termination for Disability, in addition to the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in Section 4(c) hereof, the Executive shall receive the disability benefits to which he is entitled under any disability benefit plan in which the Executive has participated as an employee of the Company.

          (f) If the Employment Period ends on account of the Executive's death, in addition to the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in Section 4(c) hereof, minus any amounts described in clause (v) of the first sentence of Section 4(c) hereof that relate to salary or bonus continuation (including, without limitation, the amounts described in Section 5(3) of the New German Employment Agreement), the Company shall pay to the Executive's estate (or such person or persons as the Executive may designate in a written instrument signed by him and delivered to the Company prior to his death) amounts equal to one-half of the amounts the Executive would have received as salary (based on the Executive's salary then in effect) had the Employment Period remained in effect until the second anniversary of the date of the Executive's death, at the times such amounts would have been paid.

          (g) If the Employment Period ends on account of Termination without Cause, in addition to the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in Section 4(c) hereof, minus any amounts described in clause (v) of the first sentence of Section 4(c) hereof that relate to salary or bonus continuation, the Company shall, subject to Section 4(l) hereof, pay to the Executive amounts equal to the amounts the Executive would have received as salary (based on the Executive's salary then in effect) had the Employment Period remained in effect until the date on which (without any extension thereof, or, if previously extended, without any further extension thereof) it was then scheduled to end, at the times such amounts would have been paid, less any payments to which the Executive shall be entitled during such salary continuation period under any disability benefit plan in which the Executive has participated as an employee of the Company; provided, however, that in the event of the Executive's death during the salary continuation period, the Company shall pay to the Executive's estate (or such person or persons as the Executive may designate in a written instrument signed by him and delivered to the Company prior to his death) amounts during the remainder of the salary continuation period equal to one-half of the amounts which would have been paid to the Executive but for his death. It is expressly understood that the Company's payment obligations under this Section 4(g) shall cease in the event the Executive shall breach any provision of Section 5 or Section 6 hereof.


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


          (h) Notwithstanding the foregoing provisions of this Section 4, in the event of a Change in Control (as defined in Appendix A hereto), the employment of the Executive hereunder shall not be terminated by the Company or any successor to the Company within two years following such Change in Control unless the Executive receives written notice of such termination from the Company or such successor at least 30 days prior to the date of such termination. In the event of such termination of employment by the Company or such successor other than a Termination for Cause, a Termination for Disability or due to the Executive's death (in which case the provisions of Section 4(c), 4(d), 4(e) or 4(f), as the case may be, shall apply), within two years following a Change in Control, or in the event that the Executive terminates his employment hereunder for Good Reason (as defined in Section 4(i) hereof) within two years following a Change in Control:

          (1) the Company shall, subject to Section 4(l) hereof, pay to the Executive within 30 days following the date of termination, in addition to the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in clauses (i), (iii), (iv) and (v) of the first sentence of Section 4(c) hereof, minus any amounts described in clause (v) of the first sentence of Section 4(c) hereof that relate to salary or bonus continuation:

               (A) a cash amount equal to the sum of (i) the Executive's annual bonus in an amount at least equal to the highest annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years of the Company (or such portion thereof during which the Executive performed services for the Company if the Executive shall have been employed by the Company for less than such three fiscal year period) immediately preceding the fiscal year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Change in Control occurs through the date of termination and the denominator of which is 365 or 366, as applicable, and (ii) any accrued vacation pay, in each case to the extent not theretofore paid; plus


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               (B) a lump-sum cash amount (subject to any applicable payroll or other taxes required to be withheld) in an amount equal to (i) two (2) times the Executive's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the date of termination, plus (ii) two (2) times the Executive's highest annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) bonus, paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years of the Company (or such portion thereof during which the Executive performed services for the Company if the Executive shall have been employed by the Company for less than such three fiscal year period) immediately preceding the fiscal year in which the Change in Control occurs; provided, however, that any amount paid pursuant to this
          Section 4(h)(1)(B) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company;

          (2) for a period of two years commencing on the date of termination, the Company shall continue to keep in full force and effect all policies of life insurance with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the date of termination or, if more favorable to the Executive, as provided generally with respect to other peer executives of the Company, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the date of termination; and

          (3) the Company shall pay to the Executive any compensation previously deferred by the Executive (together with any interest and earnings thereon) in accordance with the terms of the plans pursuant to which such compensation was deferred.

In consideration for the payments and benefits set forth in this Section 4(h), the Executive agrees that if a Change in Control shall occur, the Executive shall not terminate his employment hereunder, other than for Good Reason, within one year following such Change in Control unless the Executive provides to the Company or any successor to the Company a written notice of such termination at least six months prior to the date of such termination.

          (i) For purposes of this Agreement "Good Reason" shall mean (x) a reduction by the Company in the Executive's rate of annual salary in effect immediately prior to the Change in Control, (y) a material reduction in any benefit afforded to the Executive pursuant to any benefit plan of the Company in effect immediately prior to the Change in Control, unless all comparable executives of the Company suffer a substantially similar reduction or (z) the relocation of the Executive's office to a location more than 60 miles from his current office.


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          (j) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4(j) or Appendix B hereto) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive, subject to Section 4(l) hereof, an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this
Section 4(j), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount. All procedures relating to the determination and payment of the Gross-Up Payment are set forth in Appendix B hereto.

          (k) If the Employment Period ends solely on account of the expiration of the term of this Agreement pursuant to Section 1 hereof and not for any other reason set forth in this Section 4, the Executive shall, subject to Section 4(l) hereof, be entitled to receive, in addition to the amounts and benefits provided by the Pension Scheme and the amounts and benefits described in Section 4(c) hereof, minus any amounts described in clause (v) Section 4(c) hereof that relate to salary or bonus continuation, the amounts the Executive would have received as salary (based on the Executive's salary then in effect) at the times such amounts would otherwise have been paid had the Employment Period remained in effect for one year following the date of such termination. It is expressly understood that the Company's payment obligations under this Section 4(k) shall cease in the event the Executive shall breach any provision of Section 5 or
Section 6 hereof.

          (l) Notwithstanding any other provision of this Agreement, the New German Employment Agreement or the Pension Scheme, if on the date that the Employment Period ends, (i) the Company is a publicly traded corporation and
(ii) the Company determines that the Executive is a "specified employee," as defined in Section 409A of the Code, then to the extent that any amount payable under this Agreement, the New German Employment Agreement or the Pension Scheme
(A) is payable as a result of the separation of the Executive's service, (B) constitutes the payment of nonqualified deferred compensation within the meaning of Section 409A of the Code and (C) under the terms of this Agreement would be payable prior to the six-month anniversary of the date on which the Employment Period ends, such payment shall be delayed until the earlier of (1) the six-month anniversary of the date on which the Employment Period ends and (2) the death of the Executive. Notwithstanding the requirement of Section 4(h)(1) hereof that payments to the Executive thereunder be made in a lump sum, if a Change in Control within the meaning of this Agreement does not constitute a "change in control event" within the meaning of Section 409A of the Code, the amounts payable pursuant to Section 4(h)(1) hereof shall be paid to the Executive, but with respect to the timing thereof, such payments shall be made in the installments, and during the period, described in Section 4(g) hereof. Each amount payable under this Agreement as a result of the separation of the Executive's service shall constitute a "separately identified amount" within the meaning of Treasury Regulation ss.1.409A-2(b)(2). This Agreement shall be interpreted and construed in a manner that avoids the imposition of excise taxes and other penalties under Section 409A of the Code ("409A Penalties"). In the event the terms of this Agreement would subject the Executive to 409A Penalties, the Company and the Executive shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Executive due to any failure to comply with Section 409A of the Code.


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          5. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement, as well as those obtained by him while employed by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement, concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof ("Confidential Information") are the property of the Company or such subsidiary or affiliate. Therefore, the Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board unless and except to the extent that such Confidential Information becomes generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

          6. Noncompetition; Nonsolicitation. (a) The Executive acknowledges that in the course of his employment by the Company and its subsidiaries and affiliates pursuant to this Agreement he will become familiar, and during the course of his employment by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of and other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services have been and will be of special, unique and extraordinary value to the Company.

          (b) The Executive agrees that during the Employment Period and for one year thereafter in the case of either Termination for Good Reason following a Change in Control or Termination without Cause, or for two years thereafter in the case of termination of employment for any other reason, the ("Noncompetition Period') he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm corporation or enterprise in engaging or being engaged, in any business then actively being conducted by the Company or any of its subsidiaries or affiliates in any geographic area in which the Company or any of its subsidiaries or affiliates is conducting such business (whether through manufacturing or production, calling on customers or prospective customers, or otherwise). Notwithstanding the foregoing, subsequent to the Employment Period the Executive may engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business activity which is not competitive with a business activity being conducted by the Company or any of its subsidiaries or affiliates at the time subsequent to the Employment Period that the Executive first engages or assists in such business activity.


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          (c) The Executive further agrees that during the Noncompetition Period he shall not in any manner, directly or indirectly (i) induce or attempt to induce any employee of the Company or of any of its subsidiaries or affiliates to terminate or abandon his employment, or any customer of the Company or any of its subsidiaries or affiliates to terminate or abandon its relationship, for any purpose whatsoever, or (ii) in connection with any business to which Section
6(b) applies, call on, service, solicit or otherwise do business with any then current or prospective customer of the Company or of any of its subsidiaries or affiliates.

          (d) Nothing in this Section 6 shall prohibit the Executive from being
(i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than 2% of the outstanding stock of any class of a corporation any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (e) If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          7. Enforcement. Because the services of the Executive are unique and the Executive has access to confidential information of the Company, the parties hereto agree that the Company would be damaged irreparably in the event any provision of Section 5 or Section 6 hereof were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Company and the Executive hereby agree that any action or suit relating to or arising out of this Agreement, or any action or suit otherwise relating to or arising out of the Executive's employment by the Company or its subsidiaries, shall be brought in federal or state court located in the State of Illinois. The Company and the Executive hereby specifically submit to the jurisdiction of any federal or state court located in the State of Illinois with respect to any action or suit relating to or arising out of this Agreement or otherwise relating to or arising out of the Executive's employment by the Company or its subsidiaries and further agree that service of process may be made within or without the State of Illinois by giving notice in the matter provided in Section 9 hereof. The Company and the Executive waive any right to a trial by jury in any dispute between them.


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          8. Survival. Sections 5, 6 and 7 hereof shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

          9. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by certified mail, return receipt requested, postage prepaid, addressed (a) if to the Executive, to Peter Pfeiffer, Guetebohlweg 12, 78343 Gaienhofen, Germany, and if to the Company, to AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014, attention: Stephen J. Hagge, Executive Vice President and Chief Financial Officer and Secretary, or (b) to such other address as either party shall have furnished to the other in accordance with this Section 9.

          10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11. Entire Agreement. This Agreement, the New German Employment Agreement and the Pension Scheme constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements, including the Existing German Employment Agreement, or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          12. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the Executive and his heirs, executors and personal representatives, and the Company and its successors and assigns. Any successor or assignee of the Company shall assume the liabilities of the Company hereunder.

          13. Governing Law. This Agreement shall be governed by the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

          14. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    APTARGROUP, INC.


                                    By: /s/ King Harris
                                        ---------------
                                        Name: King Harris
                                        Title:  Chairman of the Board


                                    EXECUTIVE:

                                    /s/ Peter Pfeiffer
                                    ------------------
                                        Peter Pfeiffer

                                                                   Appendix A to
                                                            Employment Agreement


                         DEFINITION OF CHANGE IN CONTROL
                         -------------------------------

            "Change in Control" means:

            (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

            (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

            (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

                                                                   Appendix B to
                                                            Employment Agreement


                             PROVISIONS RELATING TO
                             ----------------------
                                GROSS-UP PAYMENT
                                ----------------


            (a) Subject to the provisions of Paragraph (b) of this Appendix B, all determinations required to be made under Section 4(j), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 4(j) and this Appendix B shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph (b) of this Appendix B and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive promptly and in any event by the end of the Executive's taxable year next following his taxable year in which the Executive pays the Excise tax.

            (b) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (1) give the Company any information reasonably requested by the Company relating to such claim,

            (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (3) cooperate with the Company in good faith in order effectively to contest such claim, and

            (4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Paragraph (b), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (c) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph (b) of this Appendix B, the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Paragraph (b)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Paragraph (b) of this Appendix B, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.



                                      B-2